UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
InnovAge Holding Corp.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT DATED OCTOBER 15, 2024 – SUBJECT TO COMPLETION

Dear Fellow Stockholders,
We are pleased to invite you to attend our Annual Meeting of Stockholders of InnovAge Holding Corp. (“InnovAge” or the “Company”) to be held on Thursday, December 5, 2024, at 9:00 a.m. Eastern Time (the “Annual Meeting”). This year’s Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the meeting online by visiting www.virtualshareholdermeeting.com/INNV2024. You will be able to submit questions and vote your shares electronically during the meeting by logging in using the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or the voting instruction form received from your bank or broker. Once you have logged in to the virtual meeting, you will be able to submit questions and vote your shares electronically during the meeting.
The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:
1.
to elect three nominees identified in the accompanying proxy statement to serve as Class I directors until the Annual Meeting to be held in 2027 and until their successors are duly elected and qualified;

2.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025;
3.	to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to provide for the exculpation of certain officers as permitted by Delaware law; and
4.	to transact other business as may properly come before the meeting or any adjournment of the meeting.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the Notice of Internet Availability of Proxy Materials, proxy card or the voting instruction form received from your bank or broker. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.
Sincerely,

JAMES G. CARLSON
Chair of the Board
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 5, 2024:

This Notice of Annual Meeting, the accompanying proxy statement and our Annual Report on
Form 10-K for the Fiscal Year Ended June 30, 2024 are available at
www.proxyvote.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
The annual meeting of stockholders of InnovAge Holding Corp. for 2024 (the “Annual Meeting”) will be held via the internet at www.virtualshareholdermeeting.com/INNV2024 on Thursday, December 5, 2024, at 9:00 a.m. Eastern Time for the following purposes:
1.
to elect three nominees identified in the accompanying proxy statement to serve as Class I directors until the Annual Meeting to be held in 2027 and until their successors are duly elected and qualified;

2.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025;
3.	to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to provide for the exculpation of certain officers as permitted under Delaware law; and
4.	to transact other business as may properly come before the meeting or any adjournment of the meeting.
Stockholders of record as of the close of business on October 11, 2024, are entitled to vote. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to the Annual Meeting, at 8950 E. Lowry Boulevard, Denver, Colorado 80230, and on the date of the meeting, on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/INNV2024.
The Notice of Internet Availability or the proxy statement is first being made available to the Company’s stockholders of record on or about October 25, 2024.
By Order of the Board of Directors,

NICOLE D’AMATO
Chief Legal Officer and Corporate Secretary

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	6
PROPOSAL 1 - ELECTION OF DIRECTORS	9
EXECUTIVE OFFICERS	18
EXECUTIVE AND DIRECTOR COMPENSATION	20
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31
PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	33
AUDIT COMMITTEE REPORT	34
PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE EXCULPATION OF CERTAIN OFFICERS AS PERMITTED BY DELAWARE LAW	35
OTHER MATTERS	37
WHERE TO FIND ADDITIONAL INFORMATION	38
COST OF PROXY SOLICITATION	39
ANNEX A - FORM OF CERTIFICATE OF AMENDMENT	A-1

i

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q: Why did I receive these materials?
The Board of Directors (the “Board”) of the Company is soliciting your proxy to vote at our Annual Meeting of Stockholders to be held on December 5, 2024 at 9:00 a.m. Eastern Time (the “Annual Meeting”) (or at any postponement, adjournment or continuation of the meeting). Stockholders who own shares of our common stock as of the record date, October 11, 2024 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.
Q: What is included in the proxy materials?
The proxy materials include:
•	our proxy statement for the Annual Meeting;
•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2024; and
•	the proxy card or a voting instruction form for the Annual Meeting.
Q: I share an address with another stockholder. How does that impact the proxy materials I receive?
The Securities and Exchange Commission (“SEC”) rules permit us to satisfy delivery requirements for proxy statements with respect to two or more stockholders of record sharing the same address by delivering a single copy of the Notice of Internet Availability of Proxy Materials (the “Notice”) and, if applicable, the proxy materials addressed to those stockholders, a procedure called “householding.” To take advantage of this opportunity, only a copy of the Notice and, if applicable, a set of proxy materials is being delivered to all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from one or more of the stockholders. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice and, if applicable, proxy materials, to any stockholder to which a single copy of those documents was delivered. In addition, stockholders sharing an address who are currently receiving multiple copies of the Notice and, if applicable, proxy materials, may also request delivery of a single copy. Stockholders may make a request by contacting Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Beneficial owners of shares held in street name can request information about householding from their banks, brokerage firms, or other holders of record.
Q: Why did I receive a Notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet at www.proxyvote.com. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.
Q: Who is entitled to vote?
Stockholders who own shares of our common stock as of the Record Date, are entitled to vote at the Annual Meeting. As of the Record Date, the Company had 135,496,056 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share on each matter. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

Q: What will I be voting on?
You will be voting on the following proposals, with our voting recommendations:
1.	FOR the election of Andrew Cavanna, Thomas Scully and Marilyn Tavenner as Class I directors;
2.	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025; and
3.	FOR the amendment to the Company’s Second Amended and Restated Certificate of Incorporation to provide for the exculpation of certain officers as permitted under Delaware law.
Q: How do I cast my vote?
Beneficial Stockholders. If you hold your shares through a broker, bank, trustee or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank, trustee or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.
Registered Stockholders. If you hold shares in your own name, you are a registered stockholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/INNV2024. You will need log in by entering your unique 16-digit control number included on your Notice, proxy card or on the voting instruction form accompanying these proxy materials. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:
1.	via the Internet at www.proxyvote.com;
2.	by phone by calling 1-800-690-6903; or
3.	by signing and returning a proxy card.
Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on December 4, 2024. Regardless of whether you plan to attend the virtual Annual Meeting, we encourage you to vote your shares as soon as possible. If you submit a proxy but do not indicate any voting instructions, the persons named as proxies in the proxy card will vote in accordance with the Board’s recommendations. The Board’s recommendation with respect to each proposal that you are being asked to vote on is set forth above, as well as within the description of each proposal in this proxy statement.
Q: Can I access the proxy materials electronically?
Yes. Our proxy materials are available at www.proxyvote.com. In addition, instead of receiving future copies of our Notice and, if applicable, proxy materials by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. If you would like to instruct us to send electronic copies of our proxy materials, you should follow the instructions available at www.proxyvote.com.
Our proxy materials are also available on our Investor Relations website at investor.innovage.com/financial-information/annual-reports.
Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. Your election to receive future proxy materials by email will remain in effect until you revoke it.
Q: How may I change or revoke my proxy?
Beneficial Stockholders. Beneficial stockholders should contact their broker, bank, trustee or nominee for instructions on how to change their proxy vote.
Registered Stockholders. Registered stockholders may change a properly executed proxy at any time before its exercise:
1.	via the Internet at www.proxyvote.com;
2.	by phone by calling 1-800-690-6903;

3.	by signing and returning a new proxy card;
4.	by sending a written notification to our Corporate Secretary at InnovAge Holding Corp., 8950 E. Lowry Boulevard, Denver, Colorado 80230; or
5.	by attending and voting at the virtual Annual Meeting (although attendance at the virtual Annual Meeting will not, by itself, revoke a proxy).
Q: How can I attend and participate in the virtual Annual Meeting?
The Annual Meeting is being held as a virtual only meeting this year.
If you are a stockholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/INNV2024 and entering your 16-digit control number. This number is included in your Notice, proxy card, or voting instruction form.
If you are a stockholder as of the Record Date and have logged in using your 16-digit control number, you may submit a question at any point during the meeting (until the floor is closed to questions) by typing your question into the “Ask a Question” field and clicking “Submit.” Stockholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions or comments that are substantially similar may be grouped and answered together to avoid repetition. The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/INNV2024 for at least one year.
If you are not a stockholder as of the Record Date or do not log in using your 16-digit control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to ask questions or vote at the meeting.
Q: What if I run into technical issues while trying to access the Annual Meeting?
The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in and ensure they have a strong internet connection, and they can hear streaming audio prior to the start of the meeting.
If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website. Technical support will be available on the date of the Annual Meeting starting at 8:45 a.m. Eastern Time and until the end of the meeting.
Q: Why is the Annual Meeting virtual only?
We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location. Hosting a virtual meeting makes it easy for our stockholders to participate from any location in the world.
Q: How do I inspect the list of stockholders?
For ten days prior to the Annual Meeting, you will be able to examine the list of stockholders entitled to vote at the Annual Meeting at our principal executive offices. To do so, you must be a stockholder as of the Record Date and will be required to provide a copy of your Notice, proxy card or voting instruction form bearing your unique 16-digit control number and a copy of a valid picture identification, such as a driver’s license or passport, that matches the name on the Notice, proxy card or voting instruction form. You will also be able to examine the list on the date of the meeting on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/INNV2024.
Q: How many shares must be present to transact business at the Annual Meeting?
A quorum of our stockholders must be present at the Annual Meeting for any business to be conducted. Under our Amended and Restated Bylaws (the “Bylaws”), the holders of a majority in voting power of our outstanding capital stock entitled to vote at the Annual Meeting, present in person at the Annual Meeting or represented by proxy, constitutes a quorum. If you authorize a proxy to vote electronically or telephonically, or you sign and return a paper proxy or voting instruction form, your shares will be counted to determine whether a quorum has been established even if you “withhold” your vote, “abstain”, or fail to vote on a particular item of business. “Broker non-votes” will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
If a quorum is not present or represented by proxy at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.
Q: What is the voting requirement to approve each of the proposals, and how are the votes counted?
PROPOSAL 1 – ELECTION OF DIRECTORS
A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the three nominees receiving the highest number of “FOR” votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Votes that are “WITHHELD” with respect to one or more director nominees will result in the respective nominee receiving fewer votes, but they will not count as votes against a nominee and will have no effect on the outcome of the election of those nominees. Broker non-votes will not impact the election of the nominees.
PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025. Abstentions will be counted as present and entitled to vote on this proposal and will therefore have the effect of a negative vote. Since proposal 2 is considered a “routine” matter, we do not expect there to be any broker non-votes with respect to this proposal.
PROPOSAL 3 – AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE EXCULPATION OF CERTAIN OFFICERS AS PERMITTED BY DELAWARE LAW
The affirmative vote of a majority of the outstanding stock entitled to vote thereon is required to approve the amendment to the Company’s Second Amended and Restated Certificate of Incorporation to provide for the exculpation of certain officers as permitted by Delaware law. If you abstain from voting on this proposal, while your shares will be considered present at the Annual Meeting for purposes of establishing a quorum for the conduct of business at the Annual Meeting, your abstention will have the same effect as a vote against this proposal because they are not affirmative votes “FOR” the proposal. Since proposal 3 is considered “non-routine” matter, if you are a beneficial owner and do not provide voting instructions to your broker, bank or other nominee with respect to this proposal, your shares may constitute broker non-votes, and no votes will be cast on your behalf with respect to this proposal. Accordingly, such broker non-votes will have the same effect as a vote against this proposal because they are not affirmative votes “FOR” the proposal.
Q: When will the results of the vote be announced?
The preliminary voting results will be announced at the virtual Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.
Q: What is the deadline for submitting a stockholder proposal or director nomination for the annual meeting to be held in 2025?
Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s annual meeting of stockholders to be held in 2025 must be submitted by email to our Corporate Secretary at legal@myinnovage.com no later than June 27, 2025.

Stockholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2025 (other than pursuant to SEC Rule 14a-8) must deliver written notice of such nomination or proposal to the Corporate Secretary at the Company’s principal executive offices, at InnovAge Holding Corp., 8950 E. Lowry Boulevard, Denver, Colorado 80230, no later than the close of business on September 5, 2025 and not earlier than the close of business on August 7, 2025, assuming the Company does not change the date of the annual meeting of stockholders to be held in 2025 more than 30 days before or more than 70 days after the anniversary of this Annual Meeting. If so, written notice of such nomination or proposal must be delivered to the Corporate Secretary not earlier than the close of business on the 120th day prior to the date of the 2025 annual meeting and not later than the close of business on the later of the 10th day following the day on which public announcement of the date of our 2025 annual meeting of stockholders is first made by us and the 90th day prior to the date of our 2025 annual meeting. Any stockholder proposal or director nomination must comply with the other provisions of the Company’s Bylaws and be submitted in writing to the Corporate Secretary at the Company’s principal executive offices at the address listed above.
In addition to satisfying the requirements under the Company’s Bylaws, in order to comply with Rule 14a-19 (the universal proxy rules) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders who intend to solicit proxies in support of director nominees, other than the Board’s nominees, must also provide written notice that sets forth all of the information required by Rule 14a-19(b) under the Exchange Act, which notice must be postmarked or transmitted electronically to the Corporate Secretary at our principal executive offices no later than October 6, 2025. However, if the date of our 2025 annual meeting of stockholders is changed by more than 30 days from December 5, 2025, then written notice must be provided by the later of the 60th day prior to the date of our 2025 annual meeting of stockholders and the 10th day following the day on which public announcement of the date of our 2025 annual meeting of stockholders is first made by us.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board, which is composed of nine directors. Our Second Amended and Restated Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of our Board. Our Second Amended and Restated Certificate of Incorporation also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the director class, name, age as of October 11, 2024, and other information for each member of our Board:

				Year
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Andrew Cavanna	I	50	Director	2021	2024	2027
Thomas Scully	I	67	Director	2021	2024	2027
Marilyn Tavenner	I	73	Director	2021	2024	2027
James G. Carlson	II	72	Chair of the Board	2022	2025	—
Teresa Sparks	II	55	Director	2023	2025	—
Richard Zoretic	II	66	Director	2021	2025	—
John Ellis Bush	III	71	Director	2021	2026	—
Patricia Fontneau	III	62	Director	2023	2026	—
Ted Kennedy, Jr.	III	63	Director	2021	2026	—

The Board believes that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our stockholders, our Board seeks to, as a whole, be competent in key corporate disciplines, including healthcare regulatory issues, accounting and financial acumen, risk management, leadership, reputational issues, business judgment, governance, social responsibility, strategy and strategic planning. Additionally, we desire that the Board have knowledge related to our industry and specifically related to our business, including expertise in healthcare, particularly around regulatory, government relations and non-profit healthcare businesses, matters relating to Medicare and Medicaid, regulated industries, payor capabilities, pharmacy, technology applied to our industry and others. The Compensation, Nominating and Governance Committee (the “Compensation and Nominating Committee”) believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Code of Ethics and the Corporate Governance Guidelines, which specify, among other things, that the Compensation and Nominating Committee will consider criteria such as independence, diversity, age, skills, and experience in the context of the needs of the Board. The Board and the Compensation and Nominating Committee believe that diversity of backgrounds, viewpoints and personal characteristics is a key attribute for a director nominee. While we do not have a formal policy on director diversity, when considering the selection of director nominees, the Compensation and Nominating Committee considers individuals with diverse viewpoints, accomplishments, cultural background, professional expertise, and diversity in gender and ethnicity, skills, personal characteristics and geographic representation, that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our stockholders. Currently, of the nine directors on our Board, three are women and one male is a director with disabilities.
The Compensation and Nominating Committee also will consider a combination of factors for each director, including those nominated by the Company’s stockholders, including (a) the nominee’s ability to represent all stockholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company, (f) the nominee’s ability to apply sound and independent business judgment and (g) the diverse attributes of the nominee, such as differences in background, qualifications and personal characteristics.

The Compensation and Nominating Committee has determined that all of our directors meet the criteria and qualifications set forth in the Company’s Code of Ethics, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our stockholders: accountability, ethical leadership, integrity, risk management, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business, and social realities of the environment in which we operate and the regulatory challenges we face, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive description of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for the Company and its stockholders.
Subject to any earlier resignation or removal in accordance with the terms of our Second Amended and Restated Certificate of Incorporation, our Bylaws and the Director Nomination Agreement, our Class I directors will serve until this Annual Meeting, our Class II directors will serve until the annual meeting of stockholders to be held in 2025 and our Class III directors will serve until the annual meeting of stockholders to be held in 2026. In addition, our Second Amended and Restated Certificate of Incorporation provides that as long as the Principal Shareholders beneficially own (directly or indirectly) 40% or more of the voting power of the Company entitled to vote, directors may be removed with or without cause upon the affirmative vote of at least a majority of the voting power of our outstanding shares of stock entitled to vote thereon. However, once the Principal Shareholders cease to beneficially own in the aggregate (directly or indirectly) 40% or more of the voting power of our outstanding shares of stock, our directors may be removed only for cause upon the affirmative vote of at least 66 2∕3% of the voting power of our outstanding shares of stock entitled to vote thereon.
Board Diversity Matrix
The Board believes the current directors embody a diverse range of viewpoints, backgrounds and skills, including with respect to gender diversity. In accordance with Nasdaq’s Board Diversity Rules, the following Board diversity matrix provides certain information regarding the composition of our Board as of October 11, 2024. Each of the categories listed in the table has the meaning ascribed to them in Nasdaq Rule 5605(f). Diversity characteristics not applicable to our Board have been excluded from this table. To review our Board diversity matrix as of October 27, 2023, see our definitive proxy statement filed with the SEC on October 27, 2023.

	Female	Male
Total Number of Directors	9
Part 1: Gender Identity
Directors	3	6
Part 2: Demographic Background
White	3	6
Persons with Disabilities	1

Director Nomination Agreement
We are party to a Director Nomination Agreement (the “Director Nomination Agreement”), by and among the Company and Ignite Aggregator LP (an investment vehicle owned by certain funds advised by Apax Partners LLP) and Welsh, Carson, Anderson & Stowe XII, L.P., Welsh, Carson Anderson & Stowe XII Delaware, L.P., Welsh, Carson, Anderson & Stowe XII Delaware II, L.P., Welsh, Carson, Anderson & Stowe XII Cayman, L.P., WCAS XII Co-Investors LLC, WCAS Management Corporation and WCAS Co-Invest Holdco, L.P. (collectively, “WCAS” and, together with Ignite Aggregator LP, the “Principal Shareholders”). The Director Nomination Agreement provides the Principal Shareholders the right to designate (i) all of the nominees for election to the Company’s Board for so long as the Principal Shareholders collectively beneficially own 40% or more of the total number of the Company’s shares of common stock collectively beneficially owned by the Principal Shareholders upon completion of our initial public offering, as adjusted for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or similar changes in our capitalization (the “Original Amount”);

(ii) 40% of the nominees for election to our Board for so long as the Principal Shareholders collectively beneficially own less than 40% but at least 30% of the Original Amount; (iii) 30% of the nominees for election to our Board for so long as the Principal Shareholders collectively beneficially own less than 30% but at least 20% of the Original Amount; (iv) 20% of the nominees for election to our Board for so long as the Principal Shareholders collectively beneficially own less than 20% but at least 10% of the Original Amount; and (v) one of the nominees for election to our Board for so long as the Principal Shareholders collectively beneficially own at least 5% of the Original Amount. In each case, the Principal Shareholders’ nominees must comply with applicable law and stock exchange rules. If the investment vehicle through which the Principal Shareholders hold their investment is dissolved, then each Principal Shareholder will be permitted to nominate (i) up to three directors so long as it owns at least 25% of the Original Amount, (ii) up to two directors so long as it owns at least 15% of the Original Amount and (iii) one director so long as it owns at least 5% of the Original Amount. The Principal Shareholders agree in the Director Nomination Agreement to vote any shares of our common stock and any other securities held by them in favor of the election to our Board of the directors so designated. At any time when the Principal Shareholders have the right to designate at least one nominee for election to our Board, the Principal Shareholders will also have the right to have one of their nominated directors hold one seat on each Board committee, subject to satisfying any applicable stock exchange rules or regulations regarding the independence of Board committee members. In addition, the Principal Shareholders are entitled to designate the replacement for any of their Board designees whose Board service terminates prior to the end of the director’s term regardless of the Principal Shareholders’ beneficial ownership at such time. The Director Nomination Agreement also provides for certain consent rights for each of the Principal Shareholders so long as such stockholder owns at least 5% of the Original Amount, including for any change to the size of our Board. The Director Nomination Agreement terminates at such time as the Principal Shareholders own less than 5% of our outstanding common stock.
Stockholder Recommendations and Nominations for Director Nominees
The Compensation and Nominating Committee will consider candidate recommendations for membership on the Board from other directors, stockholders, management, and other stakeholders as it deems appropriate. The Compensation and Nominating Committee may engage third parties to assist in the search and provide recommendations. Stockholders who wish to recommend a director candidate for consideration by our Compensation and Nominating Committee can send a notice in writing to our Corporate Secretary at the Company’s principal executive offices, at InnovAge Holding Corp., 8950 E. Lowry Boulevard, Denver, Colorado 80230.
For stockholders wishing to nominate a candidate for membership on the Board for the annual meeting to be held in 2025, nominations must be submitted to our Corporate Secretary at the Company’s principal executive offices, at InnovAge Holding Corp., 8950 E. Lowry Boulevard, Denver, Colorado 80230, and such nominations will then be forwarded to the Chair of the Compensation and Nominating Committee. Nominations must be in writing, and we must receive the nomination no later than the close of business on September 5, 2025, and not earlier than the close of business on August 7, 2025, assuming the Company does not change the date of the annual meeting of stockholders to be held in 2025. Nominations must also include certain other procedural requirements as specified in our Bylaws. In addition to satisfying the requirements under the Company’s Bylaws, in order to comply with Rule 14a-19 (the universal proxy rules) under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees, other than the Board’s nominees, must also provide written notice that sets forth all of the information required by Rule 14a-19(b) under the Exchange Act, which notice must be postmarked or transmitted electronically to the Corporate Secretary at our principal executive offices no later than October 6, 2025 assuming the Company does not change the date of the annual meeting of stockholders to be held in 2025. For more information, see “Commonly Asked Questions and Answers About the Annual Meeting—Q: What is the deadline for submitting a stockholder proposal or director nomination for the annual meeting to be held in 2025?”
When filling a vacancy on the Board, the Compensation and Nominating Committee will identify the desired skills and experience of a new director and will nominate individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The candidates will then be evaluated based on the process outlined in our Corporate Governance Guidelines and the Compensation and Nominating Committee charter, and the same process will be used for all candidates, including candidates recommended by stockholders.

PROPOSAL 1 - ELECTION OF DIRECTORS
Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting.

				Year
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Andrew Cavanna	I	50	Director	2021	2024	2027
Thomas Scully	I	67	Director	2021	2024	2027
Marilyn Tavenner	I	73	Director	2021	2024	2027

Each nominee is currently a member of our Board, was recommended for re-election by the Compensation and Nominating Committee for consideration by the Board and our stockholders, has consented to be named in this proxy statement and has agreed to serve if elected. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.
Vote Required
Under our Bylaws, a plurality of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the three nominees receiving the highest number of “FOR” votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Failure to vote by proxy or to vote electronically at the Annual Meeting and votes that are “WITHHELD” with respect to one or more director nominees will result in the respective nominee receiving fewer votes, but they will not count as votes against a nominee and will have no effect on the outcome of the election of those nominees. Broker non-votes will not impact the election of the nominees.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.
Director Nominees to Serve for a Three-Year Term Expiring at the Annual Meeting to be Held in 2027.
Andrew Cavanna began serving on our Board in March 2021. Mr. Cavanna has served as a Partner at Apax Partners on its healthcare team since 2017. Prior to joining Apax Partners, Mr. Cavanna spent eleven years at Vestar Capital Partners where he was a Managing Director and Co-Head of the Healthcare Sector. Mr. Cavanna previously served as chair of the board of directors of Eating Recovery Center, an eating disorder treatment center, and on the board of Keystone Peer Review Organization, Inc. (Kepro, now part of Acentra Health), a provider of care coordination and quality assurance services for government healthcare programs in the United States. Previously, Mr. Cavanna served as a member of the board for Institutional Shareholder Services from May 2014 to July 2017, and for Press Ganey Associates from March 2008 to October 2016, when the company was taken private. Earlier in his career, Mr. Cavanna worked at The Blackstone Group, JPMorgan Partners, and Merrill Lynch. Mr. Cavanna earned a Bachelor’s Degree from Cornell University and a Master of Business Administration from Columbia Business School.
We believe Mr. Cavanna’s experience in finance and the healthcare industry qualifies him to serve as a director of our Board.
Thomas Scully began serving on our Board in March 2021. Mr. Scully joined WCAS in 2004 and currently serves as a General Partner in the healthcare group. Mr. Scully currently serves on the board of directors and compensation committee of Select Medical Holdings Corp. (NYSE: SEM) and on the board of directors of Liberty Dental, The Health Management Academy, Tuesday Health, and EMERUS Holdings. Among other posts, Mr. Scully served in the White House and Office of Management and Budget as Health Advisor to President George H.W. Bush from 1989 to 1993, and as the Administrator of CMS from 2001 to 2004 under President George W. Bush. Mr. Scully previously served as a member of the board for Universal America Corp. from 2008 until its sale in 2016 and DaVita (NYSE: DVA) from 1997 to 2001, among others. Mr. Scully earned a Bachelor of Arts from the University of Virginia and a Juris Doctor from The Catholic University of America.

We believe Mr. Scully’s expertise in legal and regulatory matters and experience serving on healthcare public company boards qualifies him to serve as a director of our Board.
Marilyn Tavenner began serving on our Board in March 2021. Ms. Tavenner served as acting Administrator for the Centers for Medicare & Medicaid Services from 2010 to 2013, and she was Administrator from 2013 to 2015. From 2015 to 2018, Ms. Tavenner was President and Chief Executive Officer of America's Health Insurance Plans, a national association representing insurers. Ms. Tavenner currently serves on the board of directors and as a member and chair of the quality and safety committee and governance committee, respectively, of Select Medical Holdings Corp. (NYSE: SEM). Additionally, Ms. Tavenner serves on the board of directors and member of the finance and compensation committee of Blue Cross Blue Shield of Arizona. Ms. Tavenner earned a Bachelor of Science in Nursing and a Master's in Health Administration from Virginia Commonwealth University.
We believe Ms. Tavenner's expertise in healthcare and experience working with the Centers for Medicare and Medicaid Services qualifies her to serve as a director of our Board.
Continuing Directors
Class II Directors (terms expiring at the annual meeting to be held in 2025)
James G. Carlson, Chair, began serving as Chair and member of our Board in June 2022. Mr. Carlson served as director of Omnicare Inc. (NYSE: OCR) from 2013 through 2015 when the company was acquired by CVS Pharmacy, Inc. Prior to that, he was the Chief Executive Officer, President and Chairman of the Board of Amerigroup Corp., a multi-state managed healthcare company, from September 2007 through December 2012, retiring after Amerigroup merged with WellPoint Inc. (now known as Elevance Health, Inc. (NYSE: ELV)). He was Amerigroup’s President and Chief Operating Officer from 2003 to 2007. Prior to that, he was Executive Vice President of UnitedHealth Group, Inc. (NYSE: UNH) and President of its UnitedHealthcare business unit, which served more than ten million members in HMO and PPO plans nationwide. Mr. Carlson’s diverse experience also includes over 17 years with Prudential Financial, Inc. (NYSE: PRU) Mr. Carlson is a member of the board of directors PurFoods LLC, a home meal delivery service, and is co-founder of Guidon Partners. Mr. Carlson attended Morningside University and graduated from Rider University.
We believe Mr. Carlson’s extensive experience in the healthcare industry, particularly his decades of experience in coordinated, value-based care, as well as his knowledge of corporate governance and his prior service in boards of public companies similar to the Company, qualify him to serve as a director of our Board.
Richard Zoretic began serving on our Board in March 2021. Prior to his retirement in 2014, Mr. Zoretic served as Executive Vice President of WellPoint, Inc. and President of the company’s Government Business Division, a business encompassing WellPoint, Inc.’s Medicaid, Medicare, CareMore and Federal Employee Program businesses. Prior to joining WellPoint, Inc. Mr. Zoretic served as Chief Operating Officer of Amerigroup Corporation from 2007 to 2012, where he had overall responsibility for company operations including local health plans, medical management programs, provider networks, health care analytics, information technology and customer service operations. Mr. Zoretic currently serves on the board of directors, the compliance and quality committee and the audit committee of Molina Healthcare, Inc. (NYSE: MOH). Mr. Zoretic served on the board of directors and audit committee of Aveanna Healthcare Holdings, Inc. (Nasdaq: AVAH) from 2017 to June 2024. Mr. Zoretic earned a Bachelor of Science in Finance from Pennsylvania State University.
We believe Mr. Zoretic’s expertise in healthcare operations and finance and experience working with public company boards qualify him to serve as a director of our Board.
Teresa Sparks began serving on our Board in August 2023. Ms. Sparks served as the former Executive Vice President and Chief Financial Officer of Envision Healthcare, a leading provider of physician-led services and post-acute services, from October 2018 to August 2020. Prior to Envision, Ms. Sparks was the interim Chief Financial Officer at Brookdale Senior Living and, prior to that, she served as Executive Vice President and Chief Financial Officer of Surgery Partners, which acquired Symbion, Inc. in November 2014, until January 2018. Ms. Sparks also served in various positions with Symbion, including Senior Vice President and Chief Financial Officer. Ms. Sparks began her career as an auditor at Deloitte. Ms. Sparks currently serves on the board of directors of ATI Physical Therapy, Inc. (NYSE: ATIP), where she also serves as a member of the Audit Committee and Chair of the Healthcare Compliance Committee. Ms. Sparks previously served on the board of directors and chair of the audit committee of Harrow Health, Inc. (Nasdaq: HROW) from 2020 to June 2024. Ms. Sparks is a Certified Public Accountant (inactive) and earned a Bachelor of Science in in Accounting and Business Administration from Trevecca Nazarene University.
We believe Ms. Sparks’ diverse experience in multiple sectors, including in financial services, life sciences, specialty pharmacy, healthcare services, and technology, as well as her decades working with large public and private companies that require sophisticated financial and accounting reporting and operate in highly regulated, healthcare-focused industries qualify her as a director of our Board.
Class III Directors (terms expiring at the annual meeting to be held in 2026)
John Ellis Bush began serving on our Board in March 2021. Mr. Bush served as the governor of Florida from 1999 to 2007. Mr. Bush is on the board of directors of IHS Holding Limited (NYSE: IHS), one of the largest independent owners, operators and developers of shared telecommunications infrastructure. Additionally, Mr. Bush serves as chairman of Finback Investment Partners LLC and Dock Square Capital LLC, both merchant banks headquartered in Coral Gables. Mr. Bush earned a Bachelor of Arts from the University of Texas at Austin.
We believe Mr. Bush’s experience with healthcare regulation and reimbursement, as well as his experience in state government, qualifies him to serve as a director of our Board.
Patricia Fontneau began serving on our Board in March 2023. Ms. Fontneau has served as chief executive officer of Reach Out and Read Colorado, an early literacy nonprofit, since August 2022. Prior to that, Ms. Fontneau served as President of the Benefit and Exchange Technology Solutions health plan business at Cigna from 2014 to 2022. From 2011 to 2014, Ms. Fontneau worked as the chief executive officer at a public health insurance marketplace, Connect for Health Colorado. Ms. Fontneau also ran the operations of Holme Roberts & Owen LLP, an international law firm, from 2008 to 2011. Ms. Fontneau is a member of the boards of ProsperBridge, Public Education & Business Coalition and the Downtown Denver Partnership. Ms. Fontneau earned a Bachelor of Science in Business Administration from the State University of New York at Oswego and a Master of Business Administration in Finance from New York University.
We believe Ms. Fontneau’s executive leadership roles in Colorado’s public health insurance marketplace as well as on the national and global stage with Cigna, her payor-side and non-profit healthcare business experience, and her significant expertise with regulatory oversight and risk management qualify her to serve as a director of our Board.
Ted Kennedy, Jr. began serving on our Board in March 2021. Mr. Kennedy is a Partner at Epstein Becker Green, a national law firm, in the healthcare and life science practice, where he has practiced since 2014. From 2015 to 2019, Mr. Kennedy served as a State Senator in the Connecticut General Assembly, and from 2017 to 2021, he served as Chair of the Board of the American Association of People with Disabilities (AAPD), and continues to serve on the AAPD Board as Immediate Past Chair. Mr. Kennedy currently serves on the board of directors of Arvinas, Inc. (Nasdaq: ARVN), a biopharmaceutical company. Mr. Kennedy earned a Bachelor of Arts from Wesleyan University, a Master’s in Environmental Studies from Yale University, and a Juris Doctor from the University of Connecticut.
We believe Mr. Kennedy’s expertise in legal and regulatory matters and experience in the healthcare industry qualifies him to serve as a director of our Board.
Controlled Company; Independence Status
Our Principal Shareholders control a majority of our outstanding common stock. As a result, we are a “controlled company” under the listing standards of Nasdaq. Under Nasdaq rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:
•	we have a Board that is composed of a majority of “independent directors,” as defined under the rules of Nasdaq;
•	we have a compensation committee that is composed entirely of independent directors; and

•
nominees to our Board be selected, or recommended for the Board’s selection, either by: (a) independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate; or (b) a nominations committee comprised solely of independent directors.

We currently rely on certain of these exemptions. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.
The Board has affirmatively determined that none of the following directors (nor any of his or her family members) has a relationship with the Company which, in its opinion, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director of the Company, and therefore, each of the following directors qualifies as an independent director in accordance with Nasdaq’s listing standards: Mr. Bush, Mr. Carlson, Ms. Fontneau, Mr. Kennedy, Ms. Sparks, Ms. Tavenner and Mr. Zoretic. In addition, the Board has determined that each of Ms. Sparks, Ms. Tavenner and Mr. Zoretic meets the heightened independence requirements for audit committee membership as set forth in Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. In making these determinations, the Board considered the relationships (if any) that each director (and any of his or her family members) has with the Company and such other facts and circumstances that the Board deemed relevant in making a determination of independence, including beneficial ownership of our common stock.
Board Meetings and Committees
Our Board has an Audit Committee, a Compensation and Nominating Committee, and a Quality and Compliance Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.
For the fiscal year ended June 30, 2024, the Board held four meetings, the Audit Committee held seven meetings, the Compensation and Nominating Committee held four meetings and the Quality and Compliance Committee held four meetings. Directors are expected to attend the annual meeting of stockholders and all or substantially all of the Board meetings and meetings of committees on which they serve. For the annual meeting held on December 11, 2023, all directors then in office attended such meeting and during the fiscal year 2024 each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all of the committees of the Board on which the director served, during such director’s tenure.
Each of our standing committees has a written charter which is available on the Investor Relations page of our website at https://investor.innovage.com. Our website is not part of the Notice and proxy statement.
The table below sets forth the composition of our Board committees as of October 11, 2024:

Board Member	Audit Committee	Compensation and Nominating Committee	Quality and Compliance Committee
James G. Carlson, Chair		X
John Ellis Bush
Andrew Cavanna		X (Chair)	X
Patricia Fontneau			X (Chair)
Ted Kennedy, Jr.		X
Thomas Scully		X	X
Teresa Sparks	X (Chair)
Marilyn Tavenner	X		X
Richard Zoretic	X

Audit Committee
Our Audit Committee is composed of Ms. Sparks, Mr. Zoretic, and Ms. Tavenner, with Ms. Sparks serving as Chair of the committee. Our Board has determined that each of the members of the Audit Committee meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq.

In addition, our Board has determined that Ms. Sparks and Mr. Zoretic are each an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This designation does not impose on Ms. Sparks or Mr. Zoretic any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board.
The Audit Committee is responsible for, among other matters:
1.	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;
2.	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
3.
discussing the scope and results of the audits with our independent registered public accounting firm and reviewing, with management and that accounting firm, our interim and year-end operating results;

4.	reviewing our policies on risk assessment and risk management;
5.
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

6.	reviewing the adequacy of our internal control over financial reporting;
7.	annually reviewing and reassessing the adequacy of the committee charter;
8.	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
9.
recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

10.	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
11.	preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;
12.	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and
13.	reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts.
Compensation and Nominating Committee
Our Compensation and Nominating Committee is composed of Mr. Cavanna, Mr. Carlson, Mr. Kennedy, Jr., and Mr. Scully, with Mr. Cavanna serving as Chair of the committee.
The Compensation and Nominating Committee is responsible for, among other matters:
1.	annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
2.
evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining and recommending for Board approval the compensation of our Chief Executive Officer;

3.	reviewing and approving the compensation of our other executive officers;
4.	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation and Nominating committee;
5.	reviewing and recommending to the Board the adoption, amendment or modification of a “clawback” policy;

6.	conducting the independence assessment outlined in Nasdaq rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation and Nominating committee;
7.	annually reviewing and reassessing the adequacy of the committee charter;
8.	reviewing and establishing our overall management compensation, philosophy and policy;
9.	overseeing and administering our compensation and similar plans;
10.	reviewing and making recommendations to our Board with respect to director compensation;
11.	reviewing and discussing with management the compensation discussion and analysis, if any, to be included in our annual proxy statement or Annual Report on Form 10-K;
12.	developing and recommending to our Board criteria for board and committee membership;
13.
subject to the rights of the Principal Shareholders under the Director Nomination Agreement, identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

14.	developing and recommending to our Board best practices and corporate governance policies;
15.	developing and recommending to our Board a set of corporate governance guidelines; and
16.	reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board.
Quality and Compliance Committee
Our Quality and Compliance Committee is composed of Ms. Tavenner, Mr. Cavanna, Ms. Fontneau and Mr. Scully, with Ms. Fontneau serving as Chair of the committee.
The Quality and Compliance Committee is responsible for, among other matters:
1.	identifying, reviewing and analyzing laws and regulations applicable to us;
2.	recommending to the Board, and monitoring the implementation of, compliance programs, policies and procedures that comply with local, state and federal laws, regulations and guidelines;
3.	reviewing significant compliance risk areas identified by management;
4.	annually reviewing and reassessing the adequacy of the committee charter;
5.	discussing periodically with management the adequacy and effectiveness of policies and procedures to assess, monitor, and manage non-financial compliance business risk and compliance programs;
6.	monitoring compliance with, investigating alleged breaches of and enforcing our non-financial compliance programs; and
7.	reviewing our procedures for the receipt, retention and treatment of complaints received regarding non-financial compliance matters.
Board Leadership Structure
The following section describes our Board leadership structure, the reasons our Board considers that this structure is appropriate at this time, the roles of various positions, and related key governance practices. Our Board believes that the mix of experienced independent directors and directors affiliated with our Principal Shareholders that currently make up our Board, our Board committee composition and the separation of the roles of Chair and Chief Executive Officer benefit the Company and its stockholders.
Independence
Our Board has an effective mix of independent directors and non-independent directors. Our Board includes two representatives from our Principal Shareholders, and seven independent directors, including our current Chair, Mr. Carlson.

Separate Chair and Chief Executive Officer
With respect to the roles of Chair and Chief Executive Officer, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Since our initial public offering in 2021, the roles of Chair and Chief Executive Officer have been separated. The Board believes that this structure clarifies the individual roles and responsibilities of Chief Executive Officer and Chair, streamlines decision-making, and enhances accountability.
Our President and Chief Executive Officer, Mr. Patrick Blair, has not been appointed as a member of the Board. The Board believes that not having the Chief Executive Officer be a member of the Board and separating the roles of Chair and Chief Executive Officer is the most effective leadership structure because it allows Mr. Blair to focus on the management of the Company, day-to-day operations and engaging with external stakeholders, including regulators.
Our Chair, Mr. Carlson, an independent member of the Board, focuses his attention on the broad strategic issues considered by the Board leveraging his strong public company background to provide strategic guidance and effective oversight of management, engaging frequently with the Chief Executive Officer between Board meetings and providing overall guidance, mentoring and advice to our Chief Executive Officer as well as providing him with insights as to the Board’s views and perspectives. During Mr. Carlson’s tenure, among other matters, Mr. Carlson has focused his attention on the Board’s and committees’ self-evaluation process and setting expectations and providing feedback to management with respect to the Board’s oversight of the Company’s responsible growth, joint ventures and regulatory compliance. Mr. Carlson also ensures that directors have ample opportunities to meet in executive session.
Self-Evaluation
Overseen by the Chair of the Board, our Compensation and Nominating Committee conducts annual performance evaluations to determine whether the Board, its committees, and management are functioning effectively. This evaluation includes survey materials soliciting feedback on a range of issues, including the Board and committee structure and composition, meeting process and dynamics, execution of key responsibilities, interaction with advisors and other parties, such as auditors, and information and resources. The evaluation focuses on the Board’s and the committees’ contributions to the Company, with an enhanced focus on areas in which the Board or management believes that the Board could improve.
As part of the annual Board self-evaluation, the Board evaluates its leadership structure, the skills and composition of the directors and the Board as a whole, and management growth.
Management Succession
The Compensation and Nominating Committee reviews and approves corporate goals and objectives relevant to Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance in light of these goals and objectives. The Compensation and Nominating Committee recommends to the Board, the Chief Executive Officer’s compensation level or changes to such level based on the evaluation of the Chief Executive Officer’s performance and any other factors the Compensation and Nominating Committee deems relevant.
The entire Board works with the Compensation and Nominating Committee to evaluate potential successors to the Chief Executive Officer. The Chief Executive Officer and other officers make available their recommendations and evaluations of potential successors, along with a review of any development plans and recommendations for such individuals. The Board’s review of Chief Executive Officer succession not only encompasses potential successor candidates but also focuses on senior management’s organizational structure. As the Company focuses on responsible growth and increasing capacity at its existing centers, the Board’s review of succession also focuses on an assessment of whether specific duties and responsibilities of the Chief Executive Officer could be executed by other members of senior management.
Hedging and Pledging Transactions
Pursuant to our Insider Trading Policy, we prohibit our employees, directors and officers from engaging in hedging or monetizing transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other stockholders. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.
Risk Oversight
Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, to improve long-term organizational performance, and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full Board in reviewing our business is an integral aspect of its assessment of the Company’s risk profile and also its determination of what constitutes an appropriate level of risk.
While our full Board has overall responsibility for risk oversight, it has delegated primary oversight of certain risks to its committees. The Board assesses committee composition so that those directors with most valuable experience managing the risks overseen by the respective committees are members of those committees. Our Audit Committee monitors our major financial risk exposures and cybersecurity risks, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. . Our Compensation and Nominating Committee oversees the design and implementation of our compensation and benefits programs and policies and monitors the incentives created by these programs and policies to determine whether they encourage excessive risk-taking. Our Compensation and Nominating Committee also assesses the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk. Our Compensation and Nominating Committee also oversees other risks related to human capital matters, such as talent development and promotion, and our major corporate governance risks. Our Quality and Compliance Committee oversees compliance with regulatory requirements and the Company’s strategies and progress. Management provides our Quality and Compliance and Audit Committees periodic reports on our compliance programs.
In connection with its reviews of the operations of our business, our full Board addresses the primary risks associated with our business, including growth while maintaining high quality service, regulatory and legal risks, and strategic planning. At this time, the Board believes that having an independent Chair separate from the Chief Executive Officer position, enhances the Board’s independent oversight of management and the Company’s strategic planning and risk mitigation measures at a critical time for the Company’s operations as it returns to growth while maintaining high quality services. Additionally, the Chair of the Board ensures that there is sufficient time on the Board agenda for executive meetings of the Board. Our Board appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge. Our Board has also continued to focus on the Company’s response and legal strategy relating to the various legal actions and proceedings the Company currently faces.
Our Board dictates strategy and oversees management’s efforts relating to organic and inorganic growth, including the Company’s efforts to open de novo centers, grow participant enrollment, and form joint ventures, such as the joint venture at our Orlando PACE center with Orlando Health, or pursue acquisition opportunities, such as our acquisition of two PACE centers in California from ConcertoCare during our fiscal year 2024. In addition, our Board closely monitors the development, response, results and strategies relating to routine and non-routine governmental inspections, reviews and audits, working closely with the Quality and Compliance Committee in overseeing and devising strategy with respect to management’s response to such inspections, reviews and audits. The Board also monitors management’s engagement with the appropriate authorities to satisfy federal and state government agencies’ concerns, and most importantly to enhance the quality of care provided.
We are committed to ensuring our Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes. At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to what we believe are the most significant risks that could affect our business, such as legal and regulatory risks, privacy and cyber risks, and financial, tax and audit related risks.

Code of Ethics
We have adopted a Code of Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Ethics is available on the Investor Relations page of our website at https://investor.innovage.com. Any substantive amendments to or waivers from the Code of Ethics (to the extent applicable to our Chief Executive Officer, Chief Financial Officer or officers responsible for financial reporting) will be disclosed on this page of the Company’s website.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Compensation and Nominating Committee.
Communications by Stockholders with the Board
Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:
InnovAge Holding Corp.
8950 E. Lowry Boulevard
Denver, CO 80230
Telephone: (844) 803-8745
Attention: Board of Directors
c/o Corporate Secretary
Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of the Company as of October 11, 2024:

Name	Age	Position
Patrick Blair	53	President and Chief Executive Officer
Benjamin C. Adams	60	Chief Financial Officer
Christine Bent	54	Chief Operating Officer
Richard Feifer	57	Chief Medical Officer
Nicole D’Amato	45	Chief Legal Officer and Corporate Secretary

Patrick Blair has served as our President since December, 2021 and as our Chief Executive Officer since January, 2022. Prior to joining InnovAge, Mr. Blair worked at BAYADA Home Health Care Inc. as the Group President responsible for the overall quality and financial performance of the Home Health, Hospice and Personal Care businesses since August 2020. Prior to BAYADA Home Health Care Inc., Mr. Blair was the Senior Vice President for Commercial Business Segments at Anthem, Inc. (NYSE: ANTM), one of the nation’s largest and most diversified health benefit providers. There, he led the Individual, Small Group and Large Group business segments where he was responsible for driving profitable growth. During his tenure at Anthem, Inc., he also served as Chief Marketing Officer. Mr. Blair was with Anthem, Inc. from December 2012 to July 2020. Prior to that, Mr. Blair was with Amerigroup Corporation from 2004 to December 2012 and served in a number of leadership roles, including Chief Marketing and Business Development Officer and Chief Executive Officer of Specialty Products. Mr. Blair began his career at Ernst & Young LLP and Deloitte Consulting, serving the nation’s leading provider and payer healthcare organizations. Mr. Blair earned a Bachelor’s degree in Economics from Indiana University Bloomington, a Master’s of Health Care Administration and Management from Indiana University-Purdue University Indianapolis and a Master’s of Business Administration from Henley Business School.
Benjamin C. Adams has served as our Chief Financial Officer since July 2023. From 2021 to June 2023, Mr. Adams was the chief financial officer of Kepro (Keystone Peer Review Organization, Inc.), a healthcare company providing technology services to government-sponsored and commercial health payers across the country, which he joined in 2021. Mr. Adams worked as executive vice president and chief financial officer at RxSense, LLC, a leading healthcare technology company providing direct to consumer pharmacy discount programs and B2B technology solutions, from 2018 to 2021. Previously, Mr. Adams was a senior healthcare investment banker for more than two decades. Mr. Adams earned a Bachelor of Arts in Economics from Tufts University and a Master’s of Business Administration from Columbia Business School.
Christine Bent has served as our Chief Operating Officer since March 2023. Prior to joining the Company, Ms. Bent worked as senior vice president, chief operating officer at Prime Therapeutics LLC, a pharmacy benefit manager (PBM), where her primary responsibilities included Prime’s operations, IT, data and customer service, a position she had held from 2019 through 2023. Prior to that, Ms. Bent worked at Allina Health in various roles, including chief operating officer of the Minneapolis Heart Institute from 2007 to 2010, senior vice president of clinical service lines from 2011 to 2014 and president of the Allina Health Group from 2015 to 2019. Ms. Bent’s experience also includes working as vice president at Atrius Health and executive director at Partners Community Healthcare. She also currently serves on the boards of the Women’s Health Leadership TRUST, Lakewood Cemetery, and Mount Olivet Home and Careview Home, and is an advisor for ARCTOS360. Ms. Bent earned a Bachelor of Arts in Psychology from Carleton College and a Master’s in Healthcare Administration from the University of Minnesota.
Richard Feifer has served as our Chief Medical Officer since August 2022. Prior to joining the Company, Dr. Feifer held various positions at Genesis HealthCare, a holding company with subsidiaries that provide services to skilled nursing and assisted/senior living facilities, including as executive vice president from May 2020 to April 2022, president of Genesis Physician Services and chief medical officer of Genesis HealthCare from January 2019 to April 2022, and chief medical officer of Genesis Physician Services and Genesis LTC ACO from April 2016 to January 2019. Prior to that, he served as chief medical officer of National Accounts, Aetna, from November 2010 to April 2016. Dr. Feifer also currently serves on the board of directors of Accreditation Commission for Health Care, a non-profit healthcare accrediting organization. He also provides occasional advisory services to the healthcare industry as a board or committee member, through RAF Healthcare Solutions LLC. Dr. Feifer earned a Bachelor of Arts in Human Biology from Brown University, a Master’s in Public Health from Columbia University and a Doctor of Medicine from University of Pennsylvania.
Nicole D’Amato has served as our Chief Legal Officer and Corporate Secretary since July 2021. Prior to joining InnovAge and since 2015, Ms. D’Amato was Senior Vice President at MacAndrews & Forbes, an operating company which owned the majority shares of Revlon Inc. (NYSE: REV), was the largest stockholder of Scientific Games (Nasdaq: SGMS) and owned other private companies such as Merisant Company. Prior to that, Ms. D’Amato worked as a Director and Senior Counsel at DIAGEO North America, Inc., the world’s leading alcohol beverage business, from 2011 to 2015, and as Global Head of Intellectual Property and Assistant Corporate Secretary at Samsonite, LLC, from 2010 to 2011, where she participated in the company’s initial public offering on the Hong Kong Stock Exchange. Ms. D’Amato started her legal career at Ropes & Gray LLP where she practiced as an intellectual property and corporate transactional attorney. Ms. D’Amato earned her Bachelor of Arts at Cornell University, in Ithaca, New York, and a Doctor of Jurisprudence from Vanderbilt University Law School in Nashville, Tennessee.

EXECUTIVE AND DIRECTOR COMPENSATION
The following section provides compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” and “smaller reporting companies” under the rules of the SEC and may contain statements regarding future individual and company performance targets and goals. These targets and goals should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
We are currently considered an “emerging growth company” and “smaller reporting company” within the meaning of the Securities Act, for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year.
Overview
This section discusses the material components of the executive compensation program for our Chief Executive Officer, and our two most highly compensated officers other than our Chief Executive Officer (collectively, our “Named Executive Officers”) for the fiscal year ended June 30, 2024. For the fiscal year ended June 30, 2024, our Named Executive Officers and their positions were as follows:
•	Patrick Blair, President and Chief Executive Officer;
•	Benjamin Adams, Chief Financial Officer;(1) and
•	Nicole D’Amato, Chief Legal Officer and Corporate Secretary.
(1)
On June 30, 2023, the Company appointed Benjamin Adams as its Chief Financial Officer, effective as of July 10, 2023. Mr. Adams replaced Barbara Gutierrez, who stepped down from her role of Chief Financial Officer, effective as of July 10, 2023, and remained employed by the Company as a Senior Advisor to support the transition through September 15, 2023.

The Company’s executive compensation programs for our Named Executive Officers generally consist of a base salary, annual cash bonus opportunities, long-term incentive compensation in the form of equity awards and other benefits, as described below. As further described below, our Named Executive Officers are also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances in accordance with the terms of their employment agreements.
Compensation Processes and Procedures
The Compensation and Nominating Committee determines and approves the compensation of our Named Executive Officers, except for our Chief Executive Officer, whose compensation is recommended to the Board by the Compensation and Nominating Committee. During fiscal year 2024, the Compensation and Nominating Committee evaluated our executive compensation programs, including overall compensation and benefits programs and policies, and stayed abreast of broader market practices and trends.
Annually, the Compensation and Nominating Committee evaluates the performance of our Chief Executive Officer based on the corporate goals and objectives relevant to his compensation, which the Board establishes at the start of the respective fiscal year. It is our policy that our Chief Executive Officer does not actively participate in his own performance evaluation undertaken by the Compensation and Nominating Committee, and our Chief Executive Officer and does not recommend his own compensation. The Compensation and Nominating Committee annually reviews and evaluates the Company’s overall compensation philosophy in determining the compensation for our other Named Executive Officers. Such Named Executive Officers do not play any role in decisions affecting their compensation, except for discussing their annual, individual performance goals with our Chief Executive Officer.
Compensation Risk Assessment
In reviewing our compensation programs, the Compensation and Nominating Committee considers whether the programs encourage unnecessary or excessive risk taking. During fiscal year 2024, the Compensation and Nominating Committee performed a risk assessment of the Company’s compensation programs, which included a review of the design and features of the programs and also took into consideration compensation philosophy, performance management and program governance. After reviewing and discussing the results of the risk assessment, the Compensation and Nominating Committee does not believe that the Company’s compensation programs create risks that are reasonably likely to have a material adverse effect on the Company.
Clawback Policy
We adopted a clawback policy effective as of September 7, 2023 that complies with Nasdaq’s clawback rules promulgated under Section 10D of the Exchange Act. In the event that the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any such financial reporting requirement, our clawback policy requires that covered executives must reimburse the Company, or forfeit, any excess incentive-based compensation received by such covered executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the restatement. Executives covered by the clawback policy include current and former executive officers, as determined by the Compensation and Nominating Committee in accordance with Section 10D of the Exchange Act and the Nasdaq listing standards. Incentive-based compensation subject to our clawback policy includes any cash or equity compensation that is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. The amount subject to recovery is the excess of the incentive-based compensation received based on the erroneous data over the incentive-based compensation that would have been received had it been based on the restated results. Our clawback policy only applies to incentive-based compensation received on or after the effective date of Nasdaq Listing Rule 5608.
Equity Award Grant Practices
The Company does not currently grant new awards of stock options, stock appreciation rights or similar option-like instruments, and generally is not in the practice of granting such awards. The Company has not granted such an award since August 2022. Accordingly, the Company has no specific policy or practice on the timing of such awards in relation to the disclosure of material non-public information by the Company. In the event that the Company determines to grant any such new awards, the Board will evaluate the appropriate steps to take in relation to the foregoing.
While Holdings granted the Named Executive Officers option-like instruments in the form of Profits Interests during fiscal year 2024, such Profits Interests represent partnership interests in Holdings.
Fiscal Year 2024 Summary Compensation Table
The following table summarizes the compensation paid to, awarded to, or earned by the Named Executive Officers for our last two most recently completed fiscal years.

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation(6) ($)	Total ($)
Patrick Blair, President and Chief Executive Officer	2024	826,489	150,000	1,200,005	2,007,500	750,000	—	6,900	4,940,894
	2023	750,000	—	—	—	750,000	—	6,600	1,506,600
Benjamin Adams, Chief Financial Officer(7)	2024	424,303	50,500	—	1,813,770	217,500	—	7,362	2,513,435
Nicole D’Amato, Chief Legal Officer and Corporate Secretary	2024	468,932	63,000	450,002	360,000	261,000	—	6,600	1,609,534
	2023	435,000	20,000	800,008	—	217,500	—	6,262	1,478,770

(1)
Amounts in this column reflect the actual base salaries paid to our Named Executive Officers for the applicable fiscal year, and for fiscal year 2024, also include the following amounts paid to the following Named Executive Officers for their accrued and unused paid time off (“PTO”), pursuant to the Company’s PTO policy: (i) $76,489 for Mr. Blair, and (ii) $33,932 for Ms. D’Amato.

(2)
Amounts in this column for fiscal year 2024 reflect discretionary annual cash bonuses earned by our Named Executive Officers in recognition of their achievement during fiscal year 2024 of certain individual performance goals. The amount in this column for fiscal year 2023 represents a discretionary transaction bonus paid to Ms. D’Amato.

(3)
Amounts in this column reflect the aggregate grant date fair value of the time-based restricted stock units (“RSUs”) granted to our Named Executive Officers in the applicable fiscal year, as computed in accordance with FASB ASC Topic 718. See Note 10 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 for a discussion of the assumptions made in the valuation of these awards in respect of fiscal year 2024.

(4)
Amounts in this column reflect the aggregate grant-date fair value of the Class B Units (“Profits Interests”) of TCO Group Holdings, L.P., the investment vehicle through which the Principal Shareholders hold their investment (“Holdings”), granted to our Named Executive Officers in fiscal year 2024, as computed in accordance with FASB ASC Topic 718. The Profits Interests represent partnership interests in Holdings that are intended to constitute profits interests for U.S. federal income tax purposes. Despite the fact that the Profit Interests do not require the payment of an exercise price, they are most economically similar to stock options. Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.

(5)
Amounts in this column reflect the annual incentive plan cash bonuses earned by our Named Executive Officers in the applicable fiscal year and paid in the subsequent fiscal year. See the section below titled “Annual Bonuses” for further information regarding such bonuses in respect of fiscal year 2024.

(6)
Amounts in this column for fiscal year 2024 reflect the aggregate amount of Company contributions made to each Named Executive Officer’s account under the Company’s 401(k) plan: (i) $6,900 for Mr. Blair, (ii) $7,362 for Mr. Adams, and (iii) $6,600 for Ms. D’Amato.

(7)	Mr. Adams is a Named Executive Officer for the first time in fiscal year 2024.
Narrative Disclosure to Summary Compensation Table
Base Salary
Each of our Named Executive Officers is a party to an employment agreement with the Company that provides for the payment of an annualized base salary. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting each Named Executive Officer’s skill set, experience, role, responsibilities and contributions. As of the end of fiscal year 2024, the annualized base salary amounts for our Named Executive Officers were as follows: $750,000 for Mr. Blair, $435,000 for Mr. Adams, and $435,000 for Ms. D’Amato.
Annual Bonuses
The Company’s annual bonus incentive plan is a cash-based program that rewards employees for achieving certain pre-established business and financial objectives that are key indications of the Company’s operational performance that the Board believes can drive stockholder value creation. These goals are established at the beginning of the applicable fiscal year and are reviewed and approved by the Compensation and Nominating Committee. For fiscal year 2024, the target bonus amounts for Mr. Blair, Mr. Adams and Ms. D’Amato were equal to 100%, 50% and 60%, respectively, of their base salary. Under the Company’s annual bonus incentive plan for fiscal year 2024, target performance (i.e., 100%) of the applicable pre-established performance objectives was achieved, which resulted in payouts under such plan to our Named Executive Officers as follows: $750,000 for Mr. Blair; $217,500 for Mr. Adams; and $261,000 for Ms. D’Amato.
In addition, in recognition of the achievement by each of Messrs. Blair and Adams and Ms. D’Amato during fiscal year 2024 of certain individual performance goals, which resulted in significant progress achieved by the Company in furtherance of our values and key community initiatives, each of our Named Executive Officers received a discretionary annual cash bonus in respect of fiscal year 2024, as follows: $150,000 for Mr. Blair; $50,500 for Mr. Adams; and $63,000 for Ms. D’Amato.
The aggregate annual cash bonus payments received by our Named Executive Officers in respect of fiscal year 2024 were as follows: $900,000 for Mr. Blair; $268,000 for Mr. Adams; and $324,000 for Ms. D’Amato.
Equity Compensation
We maintain the InnovAge Holding Corp. 2021 Omnibus Incentive Plan, as it may be amended from time to time (the “Incentive Plan”) to assist the Company in attracting, retaining, motivating, and rewarding certain employees, officers, directors, and consultants of the Company and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Incentive Plan authorizes the award of stock-based and cash-based incentives to eligible service providers to encourage such individuals to expend maximum effort in the creation of stockholder value. In fiscal year 2024, we granted RSUs to certain of our Named Executive Officers that are subject to time-based vesting requirements as set forth in the applicable award agreements. For further information regarding the equity compensation paid to our Named Executive Officers, see “Potential Payments upon Termination or Change in Control” below.

Other Benefits
We currently provide broad-based welfare benefits that are generally available to all of our employees, including our Named Executive Officers, and include health, dental, life, vision and short- and long-term disability insurance.
In addition, we maintain, and the Named Executive Officers participate in, a 401(k) plan, which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Under the Company’s 401(k) plan, we match up to 2% of the employee’s eligible earnings. Employees’ pre-tax contributions and our matching contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions.
We also maintain the InnovAge Deferred Compensation Plan (the “Deferred Compensation Plan”), which is a nonqualified deferred compensation plan subject to Section 409A of the Code. Pursuant to the Deferred Compensation Plan, an eligible employee may elect to defer up to 100% of his or her base salary and annual bonus award. All participant deferrals of compensation are 100% vested at all times, and plan assets are distributed upon the participant’s separation from service, either in a lump sum or over a five-year period, as elected by the participant in a manner compliant with Section 409A of the Code. The Deferred Compensation Plan provides for a discretionary employer match up to a maximum of 5% of the participant’s base salary.

Outstanding Equity Awards at 2024 Fiscal Year End
The following reflects information regarding outstanding equity-based awards held by the Named Executive Officers as of June 30, 2024.

	Option Awards							Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(1)
Patrick Blair	12/1/2021(2)	—	346,561	207,938	776,299	7.89	11/9/2031	—	—	—	—
	12/1/2021(3)	—	—	—	—	—	—	69,312	343,788	—	—
	12/1/2021(4)	—	—	—	—	—	—	—	—	258,767	1,283,484
	8/30/2023(5)(6)	—	—	550,000	550,000	N/A	N/A	—	—	—	—
	8/30/2023(7)	6/6/2023	—	—	—	—	—	70,176	348,073	—	—
	6/5/2024(7)	6/5/2024	—	—	—	—	—	123,967	614,876	—	—
Benjamin Adams	7/10/2023(5)(6)	—	—	431,850	431,850	N/A	N/A	—	—	—	—
Nicole D’Amato	7/2/2021(7)	7/2/2021	—	—	—	—	—	4,147	20,569	—	—
	2/4/2022(7)	7/2/2021	—	—	—	—	—	5,542	27,488	—	—
	3/16/2022(7)	7/2/2021	—	—	—	—	—	6,465	32,066	—	—
	8/15/2022(7)	8/15/2022	—	—	—	—	—	61,729	306,176	—	—
	6/6/2023(7)	6/6/2023	—	—	—	—	—	34,768	172,449	—	—
	12/18/2023(5)(6)	—	—	125,000	125,000	N/A	N/A	—	—	—	—
	6/4/2024(7)	7/4/2024	—	—	—	—	—	97,403	483,119

(1)	Amounts reported are based on the fair market value of our common stock on the last day of the fiscal year ended June 30, 2024 (i.e., $4.96).
(2)
Represents an award of 1,330,798 stock options granted to Mr. Blair on December 1, 2021 that vest as follows: (i) 41 2∕3% of the stock options subject to the award are subject to the following vesting conditions: (A) 25% vested on the first anniversary of December 1, 2021, and (B) an additional 6.25% will vest at the end of each three-month period thereafter, such that the time-vesting portion of the award is fully vested on the fourth anniversary of December 1, 2021; (ii) 41 2∕3% of the stock options subject to the award will vest on the first date as of which the volume-weighted average price of a share of stock over the 90-consecutive trading day period ending on such date equals or exceeds $15 per share; and (iii) 16 2∕3% of the stock options subject to the award will vest on the first date as of which the volume-weighted average price of a share of stock over the 90-day consecutive trading period ending on such date equals or exceeds $21 per share.

(3)
Represents RSUs granted to Mr. Blair on December 1, 2021 that vest (i) 25% on the first anniversary of December 1, 2021; and (ii) an additional 6.25% at the end of each three-month period thereafter, such that the award is fully vested on the fourth anniversary of December 1, 2021.

(4)
Represents RSUs granted to Mr. Blair on December 1, 2021 that vest as follows: (i) 184,833 of the RSUs will vest on the first date as of which the volume-weighted average price of a share of stock over the 90-day consecutive trading day period ending on such date equals or exceeds $15 per share; and (ii) 73,933 of the RSUs will vest on the first date as of which the volume-weighted average price of share of stock over the 90-day consecutive trading day period ending on such date equals or exceeds $21 per share.

(5)
Represents an award of Profits Interests granted to the applicable Named Executive Officer in fiscal year 2024 that vest as follows: (i) 50% based on time-vesting requirements and (ii) 50% based on performance-vesting requirements. The time-vesting Profits Interests vest 25% on each of the first four anniversaries of the grant date. The performance-vesting Profits Interests vest upon the consummation of a Change of Control of Holdings, subject to satisfying certain performance hurdles.

(6)
For more information on these Profits Interests, see the section titled “Profits Interests” below. The Profits Interests represent partnership interests in Holdings that are intended to constitute profits interests for U.S. federal income tax purposes. Despite the fact that the Profit Interests do not require the payment of an exercise price, they are most economically similar to stock options.

Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature. Profits Interests awards reflected in the table above as (i) “Unexercisable” are Profits Interests that have not yet time-vested, (ii) “Unearned” are Profits Interests that have not yet fully vested, and (iii) “Exercisable” are Profits Interests that have fully vested and remain outstanding.
(7)
Represents RSUs granted to the applicable Named Executive Officer which vest in substantially equal installments on each of the first three anniversaries of the applicable vesting commencement date, subject to continued employment through each such vesting date. The applicable vesting commencement dates for such RSU grants are set forth in the table above.

Profits Interests
During fiscal year 2021, following the consummation of the transaction between us, Ignite Aggregator LP, and our then-existing equity holders entering into a Securities Purchase Agreement, certain of our executives received awards of Profits Interests pursuant to the TCO Group Holdings, L.P. Equity Incentive Plan, as it may be amended from time to time (the “Holdings Incentive Plan”), which are intended to be treated as “profits interests” for U.S. federal income tax purposes.
The Holdings Incentive Plan is administered by the Board of Holdings. The Holdings Board has the authority to administer and interpret the Holdings Incentive Plan, to determine the individuals who are eligible for a grant of the Profits Interests, to determine, alter, amend, modify or waive the terms and conditions of any award of Profits Interests, and to prescribe the purchase price or Hurdle Amount (as defined in the Holdings Incentive Plan) applicable to any award of Profits Interests.
During fiscal year 2024, Mr. Blair, Mr. Adams, and Ms. D’Amato each received a grant of Profits Interests, as follows: Mr. Blair received a grant of 1,100,000 Profits Interests, Mr. Adams received a grant of 863,700 Profits Interests, and Ms. D’Amato received a grant of 250,000 Profits Interests. 50% of such Profits Interests are subject to time-based vesting, vesting annually in substantially equal installments over four years on the first four anniversaries of the applicable vesting commencement date (i.e., July 10, 2023 for Mr. Adams, August 30, 2023 for Mr. Blair, and December 18, 2023 for Ms. D’Amato), subject to continued employment through each such vesting date. The remaining 50% of such Profits Interests are subject to performance-based vesting, and will vest as follows: (i) 33% if, upon the consummation of a Change of Control of Holdings, Ignite Aggregator LP, the vehicle through which Apax Partners holds its investment in TCO Group Holdings, achieves a multiple on invested capital, as calculated pursuant to the Second Amended and Restated Limited Partnership Agreement of TCO Group Holdings (“MOIC”) equal to at least 2x; and (ii) 100% if, upon the consummation of a Change of Control, Ignite Aggregator LP achieves a MOIC equal to at least 2.5x, in each case, subject to continued employment through the date of such Change of Control. None of the performance-based Profits Interests will vest if Ignite Aggregator LP achieves a MOIC less than 2x as of a Change of Control.
The time-based vesting Profits Interests are subject to (A) pro-rata vesting upon a termination without “Cause,” due to death or disability, or for “Good Reason” (each as defined in the applicable employment agreement) that, in each case, occurs prior to the one-year anniversary of the applicable vesting commencement date, and (B) 100% acceleration upon a Change of Control of Holdings, subject to continued service through the date of such Change of Control. The performance-based vesting Profits Interests will remain eligible to vest following a termination without “Cause,” due to death or disability, or for “Good Reason” that, in each case, occurs within the 120-day period preceding the execution of a definitive agreement that ultimately results in such Change of Control.
A “Change of Control” of Holdings is generally defined as (a) the sale of all or substantially all of the assets (including shares of common stock of the Company) of Holdings and its subsidiaries on a consolidated basis to unaffiliated parties, (b) a merger, reorganization, consolidation or other similar corporate transaction of Holdings as a result of which, unaffiliated parties beneficially own a majority of the outstanding voting securities, and rights to the majority of the residual economic interests in the common equity, of a successor entity, or (c) the acquisition of a majority of the outstanding voting securities, and rights to the majority of the residual economic interests in the common equity, of Holdings by unaffiliated parties.
Potential Payments upon Termination or Change in Control
Severance Benefits
We are party to employment agreements with all of our Named Executive Officers which among other terms and conditions, set forth each Named Executive Officer’s initial annual base salary and target annual bonus opportunity (with the rate of each for fiscal year 2024 set forth above) and provide for at-will employment, subject to the severance entitlements described below.

The employment agreements provide that, upon termination of the Named Executive Officer’s employment by the Company for any reason other than for “Cause,” or by the Named Executive Officer for “Good Reason,” each as defined therein and summarized below, subject to the Named Executive Officer’s (a) execution, delivery and non-revocation of a general release of claims in favor of the Company and (b) continued compliance with restrictive covenants (as further described below), the Named Executive Officer is entitled to the following severance benefits:
For Mr. Blair, such severance benefits consist of (i) an amount equal to 2x Mr. Blair’s (x) base salary plus (y) target annual bonus for the year in which such termination occurs, payable in substantially equal installments over the 24-month period following termination; and (ii) continued payment of premiums required to be paid for his continued participation in the Company’s health care benefit plan for a period of 18 months following termination, unless Mr. Blair becomes employed by another company and eligible for coverage under such company’s health care plans.
For Mr. Adams and Ms. D’Amato, such severance benefits consist of (i) an amount equal to 1x the applicable executive’s (x) base salary plus (y) target annual bonus for the year in which such termination occurs, payable in substantially equal installments over the 12-month period following termination; and (ii) continued payment of premiums required to be paid for the applicable executive’s continued participation in the Company’s health care benefit plan for a period of 12 months following termination, unless the applicable executive becomes employed by another company and eligible for coverage under such company’s health care plans.
Under the Named Executive Officer’s employment agreements, “Cause” generally means any of the applicable executive’s: (i) failure to perform his or her duties and responsibilities to the Company or any of its affiliates that are consistent with such executive’s title and authorities; (ii) material breach of any of the provisions of the employment agreement or any other written agreement between such executive and the Company or any of its affiliates, resulting in material harm to the Company or any of its affiliates; (iii) material breach of any fiduciary duty that such executive has to the Company or any of its affiliates; (iv) gross negligence, intentional misconduct or unethical or improper behavior resulting in material harm to the business, interests or reputation of the Company or any of its affiliates; (v) commission of a felony or other crime involving moral turpitude; (vi) commission of conduct involving fraud, embezzlement, sexual harassment, material misappropriation of property or other substantial misconduct with respect to the Company or any of its affiliates; (vii) intentional or willful failure to comply with applicable PACE, Medicare or Medicaid rules or regulations; or (viii) failure to comply with the Company’s Code of Conduct or Corporate Compliance Program.
Under the Named Executive Officer’s employment agreements, “Good Reason” generally means the occurrence of any of the following without the applicable executive’s written consent: (i) a material reduction in such executive’s base salary (unless such reduction affects all similarly situated employees of the Company on a proportionate basis); (ii) a requirement that such executive relocate to a location more than 50 miles from the location where such executive is then providing services (provided, that, a relocation shall not include: (A) such executive’s travel for business in the course of performing his duties for the Company or any of its affiliates, (B) such executive working remotely or (C) for Messrs. Blair and Adams, the Company or any of its affiliates requiring such executive to report to the office within their principal place of employment (instead of working remotely)); (iii) a material diminution in the nature or scope of such executive’s duties, authority and/or responsibilities; or (iv) a material breach by the Company of (A) any of the terms of the applicable employment agreement or (B) any other material written agreement between the Company and such executive.
Pursuant to their applicable employment agreement, each Named Executive Officer is subject to non-competition, non-interference, non-solicitation and non-hire covenants during employment and for 24 months (in the case of Mr. Blair) or 12 months (in the case of Mr. Adams and Ms. D’Amato) following termination, as well as perpetual confidentiality and assignment of inventions covenants (provided that, with respect to Ms. D’Amato, the non-competition covenant will not restrict her practice of law following termination). In addition, the employment agreements for Messrs. Blair and Adams provide for a perpetual non-disparagement covenant (which is mutual for Mr. Adams), and Ms. D’Amato’s attached form of release agreement includes a mutual non-disparagement covenant.
Profits Interests
The time-based vesting Profits Interests granted to our Named Executive Officers in fiscal year 2024 are subject to (A) pro-rata vesting upon a termination without “Cause,” due to death or disability, or for

“Good Reason” that, in each case, occurs prior to the one-year anniversary of the applicable vesting commencement date, and (B) 100% acceleration upon a Change of Control of Holdings, subject to continued service through the date of such Change of Control. The performance-based vesting Profits Interests will remain eligible to vest following a termination without “cause,” due to death or disability, or for “good reason” that, in each case, occurs within the 120-day period preceding the execution of a definitive agreement that ultimately results in such Change of Control.
Stock Options and RSUs
Pursuant to Mr. Blair’s applicable award agreements, upon a Change in Control of the Company (as defined in the Incentive Plan), any of his outstanding time-vesting stock options and RSUs will accelerate and fully vest, subject to his continued employment through the date of such Change in Control; provided, that any of Mr. Blair’s outstanding awards granted under the Incentive Plan remain subject to the terms and conditions of the Incentive Plan, which provides that any outstanding awards that are assumed or substituted in connection with such Change in Control will not accelerate and vest unless Mr. Blair also incurs a termination without “cause” within two years following such Change in Control.
Director Compensation
For fiscal year 2024, our non-employee directors, other than directors affiliated with the Principal Shareholders, received the following compensation: (i) an annual cash payment in the amount of $100,000, paid quarterly, in respect of service as a member of the Board and its committees; (ii) if applicable, each chairperson of a committee is entitled to an additional annual cash payment in the amount of $20,000, paid quarterly; and (iii) if applicable, the Chair of the Board is entitled to an additional annual cash payment of $100,000 per year, paid quarterly. Also, Mses. Fontneau and Sparks and Mr. Carlson were each eligible to receive an annual equity award with a grant date fair value of $100,000 in respect of their fiscal year 2024 service, provided in the form of RSUs settled in shares of common stock of the Company, which were tied to their appointment dates. However, due to administrative error, Mr. Carlson did not receive such annual equity award on the originally intended grant date, and in satisfaction of such award, Mr. Carlson was granted 13,334 fully vested shares of our common stock on September 3, 2024, which represents the number of RSUs he would have received on such originally intended grant date.
Starting in fiscal year 2025, all of our non-employee directors, other than directors affiliated with the Principal Shareholders, will receive an annual incentive equity award, with a grant date fair value of $100,000, provided in the form of RSUs settled in shares of common stock of the Company, which will generally vest in full on the first anniversary of the grant date, subject to the director’s continued service on the Board through such vesting date; provided, that for Mr. Carlson and Mses. Fontneau and Sparks, their annual RSU awards in respect of fiscal year 2025 (which were granted on September 3, 2024) will vest as follows: (a) for Mr. Carlson, such RSUs will fully vest on June 30, 2025, (b) for Ms. Fontneau, such RSUs will fully vest on March 29, 2025, and (c) for Ms. Sparks, such RSUs will fully vest on August 14, 2025. We also reimburse our non-employee directors for their business expenses incurred in connection with their performance of services.

The table below provides the compensation amounts for our non-employee members of the Board for fiscal year 2024.
2024 Fiscal Year Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
John Ellis Bush	100,000	—	100,000
James Carlson	200,000	—	200,000
Patty Fontneau	100,000	—	100,000
Ted Kennedy, Jr.	100,000	—	100,000
Teresa Sparks(2)	120,000	100,000	220,000
Marilyn Tavenner	120,000	—	120,000
Richard Zoretic	100,000	—	100,000
Sean Traynor(3)(4)	—	—	—
Andrew Cavanna(4)	—	—	—
Tom Scully(4)	—	—	—

(1)
Amounts in this column reflect the aggregate grant date fair value of the RSUs granted to certain of our non-employee directors in fiscal year 2024, as computed in accordance with FASB ASC Topic 718. See Note 10 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 for a discussion of the assumptions made in the valuation of these awards. As of June 30, 2024, certain of our non-employee directors held outstanding stock awards as of such date in the following amounts: Ms. Sparks – 17,362 RSUs, which fully vested on August 14, 2024. As of June 30, 2024, certain of our non-employee directors held outstanding Profits Interests under the Holdings Incentive Plan as of such date in the following amounts: Mssrs. Kennedy and Zoretic and Ms. Tavenner - 91,000 Profits Interests, which vested 25% on each of the first four anniversaries of the applicable date of grant (i.e., September 22, 2020), subject to continued service.

(2)	Ms. Sparks was appointed as a member of the Board effective August 14, 2023.
(3)	Mr. Traynor resigned from his position as a member of the Board effective August 8, 2023.
(4)	As affiliates of our Principal Shareholders, Mr. Cavanna, Mr. Scully and Mr. Traynor received no compensation for service as directors.
Equity Compensation Plan Information
The following table sets forth information regarding the Company’s equity compensation plans as of the end of fiscal year 2024.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuances Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans Approved by Security Holders(2)	4,097,277	$7.89	9,823,930
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	4,097,277	$7.89	9,823,930

(1)	Excludes RSUs, which have no exercise price.
(2)	Represents the Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Approval of Related Party Transactions
We have adopted a written policy with respect to the review, approval and ratification of related party transactions, with such policy covering any transaction, arrangement, relationship or any series of similar transactions, arrangements, or relationships with the Company as a participant . Under the policy, our Audit Committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our Audit Committee considers the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires our Audit Committee to consider, among other factors it deems appropriate:
•	the related person’s relationship to us and interest in the transaction;
•	the material facts of the proposed transaction, including the proposed aggregate value of the transaction;
•	the impact on a director’s independence in the event the related person is a director or an immediate family member of the director or director nominee;
•	the benefits to us of the proposed transaction
•	if applicable, the availability of other sources of comparable products or services; and
•	an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.
The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Audit Committee determines in good faith.
In addition, under our Code of Ethics our employees, directors and executive officers must disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
Related Party Transactions
Other than compensation arrangements for our directors and named executive officers, which are described in the section entitled “Executive and Director Compensation” elsewhere in this proxy statement, below we describe transactions during the fiscal years ended June 30, 2024 and 2023 to which we were a participant or will be a participant, in which:
•	the amounts involved exceeded or will exceed $120,000; or
•	1% of the average of our total assets at June 30, 2024 and 2023, and, in which any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.
Director Nomination Agreement
In connection with our initial public offering, we entered into a Director Nomination Agreement with the Principal Shareholders that provides each the right to designate nominees for election to our Board. The Principal Shareholders may also assign their designation rights under the Director Nomination Agreement to an affiliate. See “Board of Directors and Corporate Governance—Director Nomination Agreement” for a description of the Director Nomination Agreement.
Registration Rights Agreement
We are party to a Registration Rights Agreement with the Principal Shareholders pursuant to which the Principal Shareholders are entitled to request that we register the Principal Shareholders’ shares on a long-form or short-form registration statement on one or more occasions in the future, which registrations may in certain circumstances be “shelf registrations.” The Principal Shareholders will also be entitled to participate in certain of our registered offerings, subject to the restrictions in the Registration Rights Agreement. We will pay certain of the Principal Shareholders’ expenses in connection with the Principal Shareholders’ exercise of these rights. The registration rights described in this paragraph apply to (i) shares of our common stock held by the Principal Shareholders and their affiliates and (ii) any of our capital stock (or that of our subsidiaries) issued or issuable with respect to the common stock described in clause (i) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions (collectively, “Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act, or repurchased by us or our subsidiaries. In addition, with the consent of the Company and holders of a majority of Registrable Securities, any Registrable Securities held by a person other than the Principal Shareholders and their affiliates will cease to be Registrable Securities if they can be sold without limitation under Rule 144 of the Securities Act.
Indemnification of Officers and Directors
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the Delaware General Corporation Law. Additionally, we may enter into (i) indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Delaware law and (ii) standard policies of insurance that provide coverage to (1) our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) us with respect to indemnification payments that we may make to such directors and officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock as of October 11, 2024 for:
•	each person or group known to us who beneficially owns more than 5% of our common stock;
•	each of our directors;
•	each of our Named Executive Officers; and
•	all of our directors and executive officers as a group.
The numbers of shares of common stock beneficially owned and percentages of beneficial ownership are based on 135,496,056 shares of common stock outstanding as of October 11, 2024.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options or restricted stock units (“RSUs”) that are currently exercisable or exercisable or will vest within 60 days of October 11, 2024 are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
5% Stockholders
TCO Group Holdings, L.P.(1)	112,988,070	83.4%
Named Executive Officers and Directors
Patrick Blair(2)	1,624,651	1.2
Benjamin Adams	—	—
Nicole D’Amato	140,683	*
John Ellis Bush	—	—
James Carlson	41,873	*
Andrew Cavanna	—	—
Patricia Fontneau	14,286	*
Ted Kennedy, Jr.	23,000	*
Thomas Scully	100,000	*
Teresa Sparks	17,362	*
Marilyn Tavenner	—	—
Richard Zoretic	—	—
All Directors and Executive Officers as a Group (14 individuals)(2)(3)	1,962,732	1.4%

*	Indicates less than 1%.
(1)
Represents 112,988,070 shares of common stock held by TCO Group Holdings, L.P., which is the legal name of the investment vehicle through which the Principal Shareholders and certain other holders, including certain directors and members of management, hold their investment. Voting and dispositive power with respect to the common stock held by TCO Group Holdings, L.P. is exercised by a committee of limited partners (the “LP Board”), pursuant to a delegation of authority from its limited partners. The LP Board is to be comprised of up to fourteen persons with four persons currently serving, including Thomas Scully and Sean Traynor (the “WCAS Designees”) and Andrew Cavanna and Pavithra Mahesh (the “Apax Designees”). The LP Board exercises its voting and dispositive power by majority vote, so long as one WCAS Designee and one Apax Designee comprise the majority.

The limited partners of TCO Group Holdings, L.P. may control the voting and dispositive power with respect to the common stock if each of Ignite Aggregator LP (an investment vehicle owned by certain funds advised by Apax Partners LLP) and Welsh, Carson, Anderson & Stowe XII, L.P. (“WCAS XII”), Welsh, Carson, Anderson & Stowe XII Delaware, L.P. (“WCAS XII-D”), Welsh, Carson, Anderson & Stowe XII Delaware II, L.P. (“WCAS XII-DII”), Welsh, Carson, Anderson & Stowe XII Cayman, L.P. (“WCAS XII-C”), WCAS XII Co-Investors LLC (“WCAS XII-Co”), WCAS Management Corporation and WCAS -Co-Invest Holdco, L.P. (collectively, the “WCAS Investor”) consents to a change to the delegation of authority described above. The general partner of each of WCAS XII and WCAS XII-DII is WCAS XII Associates LLC (“WCAS XII Associates”). The general partner of each of WCAS XII-D and WCAS XII-C is WCAS XII Associates Cayman, L.P. The general partner of WCAS XII Associates Cayman, L.P. is WCAS XII Associates. The managing members of WCAS XII Associates are Thomas A. Scully, Sean Traynor, Anthony deNicola, D. Scott Mackesy, Brian Regan, Michael Donovan, Eric Lee, Christopher Hooper, Christopher Solomon, Edward Sobol, Gregory Lau, Frances Higgins, Nicholas O’Leary, Jonathan Rather and Ryan Harper (collectively, the “WCAS GP”). The general partner of WCAS - Co-Invest Holdco, L.P. is WCAS Co-Invest Associates LLC. The managing members of each of WCAS XII-Co and WCAS Co-Invest Associates, LLC is the WCAS GP. Anthony de Nicola, Christopher Hooper D. Scott Mackesy, Jonathan Rather, Brian Regan, Michael Donovan and Edward Sobol (“WCAS Board”) comprise the board of directors of WCAS Management Corporation.
Ignite Aggregator LP is a Delaware limited partnership. Ignite GP Inc., a Delaware corporation, serves as the general partner of Ignite Aggregator LP. Ignite Aggregator LP’s partnership interests are held by Apax X GP Co. Limited on behalf of Apax X EUR LP, Apax X (Guernsey) USD AIV LP and Apax X USD LP (collectively, the “Apax X Fund”). Apax X GP Co. Limited, a company incorporated in Guernsey, acts as the investment manager and is responsible for the decision-making on behalf of the Apax X Fund. The directors of Apax X GP Co. Limited are Simon Cresswell, Andrew Guille, Martin Halusa, Paul Meader and David Staples.
Each of the foregoing entities and the individuals, as a result, and by virtue of the relationships described above, may be deemed to share beneficial ownership of the shares owned by TCO Group Holdings, L.P. Each of the foregoing entities and individuals disclaim beneficial ownership of the shares held of record by TCO Group Holdings, L.P. The business address of TCO Group Holdings, L.P. is c/o Apax Partners, L.P., 601 Lexington Avenue, 53rd Floor, New York, New York, and c/o Welsh, Carson, Anderson and Stowe, 599 Lexington Avenue, Suite 1800, New York, New York 10022.
(2)	Includes 34,656 options to purchase shares of common stock and 11,552 restricted stock units, each vesting within 60 days of October 11, 2024.
(3)	Includes current directors and executive officers.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports and written representations that no other reports were required, during the fiscal year ended June 30, 2024, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that due to administrative error, one Form 4 did not timely report one transaction covering the sale of shares pursuant to a Rule 10b5-1 Plan by Ms. D’Amato.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP for the fiscal year ended June 30, 2024 are described below and under “Audit Committee Report.”
Fees and Services
The following table summarizes the aggregate fees for professional audit services and other services, if applicable, rendered by Deloitte & Touche LLP for the years ended June 30, 2024 and 2023:

	2024	2023
Audit Fees(1)	$1,152,916	$1,029,180
Audit-Related Fees(2)	46,787	42,843
Tax Fees	—	—
All Other Fees	—	—
Total	$1,199,703	$1,072,023

(1)
Consist of fees for the audit and other procedures in connection with the Annual Reports on Form 10-K for the years ended June 30, 2024 and 2023 and the review of our financial statements for the quarterly periods in those fiscal years.

(2)	Includes the aggregate fees for the audit of the annual financial statements of the Company's 401(k) plan.
In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. Each year, including in fiscal 2024, the Audit Committee pre-approves audit services, audit-related services and tax services to be used by the Company.
The Audit Committee approved all services provided by Deloitte & Touche LLP in fiscal years 2024 and 2023. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.
Ratification of the appointment of Deloitte & Touche LLP requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. If the Company’s stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Deloitte & Touche LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.
THE AUDIT COMMITTEE AND THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2025.

AUDIT COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act or the Exchange Act that might incorporate by reference this proxy statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.
The Audit Committee oversees our financial reporting process and Enterprise Risk Management program on behalf of the Board. This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during fiscal year 2024.
All of the members of the Audit Committee are independent. None of the committee members is or has been an officer or employee of the Company or any of our subsidiaries or has any current business or any family relationships with the Company or any of its subsidiaries or affiliates.
Our management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended June 30, 2024, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Audit Committee also discussed with the independent auditors their judgments as to the quality, rather than just the acceptability, of our accounting principles and such other matters as are required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, and received the written disclosures and the letter required by the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2024 for filing with the SEC.
Audit Committee:
Teresa Sparks, Chair
Marilyn Tavenner
Richard Zoretic

PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S SECOND AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE EXCULPATION OF CERTAIN OFFICERS AS PERMITTED BY DELAWARE LAW
On October 10, 2024, the Board of Directors (the “Board”) of InnovAge Holding Corp. (the “Company”), unanimously approved and declared advisable, and hereby recommends that our stockholders approve an amendment to our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to eliminate the personal liability of certain of our officers in limited circumstances, as permitted by recent amendments to the General Corporation Law of the State of Delaware (the “DGCL”).
In August 2022, Section 102(b)(7) of the DGCL was amended to enable Delaware corporations to limit the liability of certain of their officers in limited circumstances. As amended, Section 102(b)(7) of the DGCL provides that certain officers, namely: (i) a corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) an individual identified in public filings as one of the most highly compensated officers of the corporation; and (iii) an individual who, by written agreement with the corporation, has consented to be identified as an officer for purposes of the State of Delaware’s long-arm jurisdiction statute, may be exculpated against liability to the corporation and its stockholders for monetary damages for breach of fiduciary duty, subject to specified limitations and exceptions. Prior to the amendment of Section 102(b)(7) of the DGCL, Delaware corporations were permitted to exculpate only their directors from personal liability in limited circumstances. As a result, stockholder plaintiffs employ tactics of bringing certain claims against individual corporate officers when such claims would otherwise be exculpated and dismissed if brought against a corporation’s directors. Section 102(b)(7) of the DGCL was amended to rectify the inconsistent treatment between a corporation’s officers and directors and address rising litigation and insurance costs for corporations.
Currently, Section 1 of Article Six of the Certificate of Incorporation eliminates the personal liability of our directors to the Company and our stockholders to the fullest extent permitted by Section 102(b)(7) of the DGCL. However, the Board believes it is important to extend those protections to our officers. As with directors, officers frequently must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight. This is especially the case in the current litigious environment where stockholder plaintiffs have employed a tactic of bringing certain claims against officers that would otherwise be exculpated if brought against directors to avoid dismissal of such claims. The proposed amendment would align the protections for our officers with those protections currently afforded to our directors.
In addition, the Board believes the proposed amendment would better position the Company to attract and retain top officer candidates. In the absence of this exculpatory protection, qualified officers might be deterred from serving or continuing to serve as officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. We expect our peers to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation, and failing to adopt the proposed amendment could impact our recruitment and retention of exceptional officer candidates who conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.
The Board also took into account the narrow class and type of claims from which such officers would be exculpated from liability pursuant to Section 102(b)(7) of the DGCL, as amended, the limited number of our officers that would be impacted and the benefits the Board believes would accrue to the Company by providing exculpation in accordance with Section 102(b)(7) of the DGCL, as amended, including the ability to further enable our officers to best exercise their business judgment in furtherance of stockholder interests.
Given the limited class and type of claims for which certain of our officers’ liability would be eliminated, the fact that it would be consistent with protections already afforded to our directors and the benefits that the Board believes will accrue to the Company and our stockholders as explained above, the Board has determined that it is in the best interests of the Company and our stockholders that the Certificate of Incorporation be amended to provide for the exculpation of certain of our officers as permitted by the recent amendments to the DGCL. The amendment would permit exculpation only for direct claims for breach of fiduciary duty but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by or in the right of the Company, which would include any claims brought by our stockholders derivatively in the name of the Company. In addition, the amendment would not apply to officers’ breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law and any transaction in which the officer derived an improper personal benefit. Further, the amendment would not apply to acts or omissions of officers occurring prior to the date when it becomes effective.
The form of Certificate of Amendment to effect the proposed amendment of the Certificate of Incorporation as described above (the “Certificate of Amendment”) is attached herein as Appendix A. If the Certificate of Amendment is approved by our stockholders at the Annual Meeting, the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware as soon as practicable after the Annual Meeting.
Approval of the Certificate of Amendment requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon. If you abstain from voting on this proposal, while your shares will be considered present at the Annual Meeting for purposes of establishing a quorum for the conduct of business at the Annual Meeting, your abstention will have the same effect as a vote against this proposal because they are not affirmative votes “FOR” the proposal. This proposal is a non-routine matter. As a result, if you are a beneficial owner and do not provide voting instructions to your broker, bank or other nominee with respect to this proposal, your shares may constitute broker non-votes, and no votes will be cast on your behalf with respect to this proposal. Accordingly, such broker non-votes will have the same effect as a vote against this proposal because they are not affirmative votes “FOR” the proposal.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE CERTIFICATE OF AMENDMENT TO PROVIDE FOR EXCULPATION OF CERTAIN OFFICERS AS PERMITTED BY RECENT AMENDMENTS TO DELAWARE LAW.

OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

WHERE TO FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. These filings are also available on our corporate website at https://investor.innovage.com. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

COST OF PROXY SOLICITATION
The Company is paying the expenses of this solicitation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward Notices and, if applicable, proxy materials to beneficial owners of stock held as of the Record Date. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means.

ANNEX A - FORM OF CERTIFICATE OF AMENDMENT

Certificate of Amendment
CERTIFICATE OF AMENDMENT TO THE
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
INNOVAGE HOLDING CORP.
(a Delaware corporation)
* * * *
Adopted in accordance with the provisions of §242 of the
General Corporation Law of the State of Delaware
* * * *
[•], being the [•] of InnovAge Holding Corp., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
FIRST: This Certificate of Amendment amends the provisions of the Corporation’s Second Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on March 3, 2021.
SECOND: Article Six of the Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and replaced to read in its entirety as follows:
“ARTICLE SIX
Section 1. Limitation of Liability.
(a) To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty as a director or as an officer, as applicable.
(b) Any amendment, repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director or an officer of the Corporation existing at the time of such amendment, repeal or modification with respect to any act, omission or other matter occurring prior to such amendment, repeal or modification.”
THIRD: This Certificate of Second Amended and Restated Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.
FOURTH: All other provisions of the Second Amended and Restated Certificate of Incorporation shall remain in full force and effect.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to be duly executed by a duly authorized officer of the Corporation on this [•] day of December, 2024.

INNOVAGE HOLDING CORP.

By:
Name:
Title:

A-1

PRELIMINARY PROXY CARD DATED OCTOBER 15, 2024 – SUBJECT TO COMPLETION

INNOVAGE HOLDING CORP.
8950 EAST LOWRY BLVD
DENVER, CO 80230

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on December 4, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/INNV2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on December 4, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V57957-P17883	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

INNOVAGE HOLDING CORP.

The Board of Directors recommends you vote FOR each of the following nominees:

1.	Election of Class I Directors

	Nominees:		For	Withhold

	1a.	Andrew Cavanna	☐	☐

	1b.	Thomas Scully	☐	☐

	1c.	Marilyn Tavenner	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	The ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2025.	☐	☐	☐

3.	The approval of an amendment to the Company's Second Amended and Restated Certificate of Incorporation to provide for the exculpation of certain officers as permitted under Delaware law.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V57958-P17883

INNOVAGE HOLDING CORP.

Annual Meeting of Stockholders

December 5, 2024 at 9:00 a.m. EST

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Benjamin C. Adams and Nicole D’Amato, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of INNOVAGE HOLDING CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. EST on December 5, 2024, at www.virtualshareholdermeeting.com/INNV2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, the proxies will vote in their discretion.

Please refer to the Proxy Statement for a discussion of the Proposals.

Continued and to be signed on reverse side